UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 30, 2019

NIC INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26621 (Commission File Number)	52-2077581 (IRS Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive offices, including zip code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 30, 2019, NIC Inc. (the “Company”) issued a press release announcing its fourth quarter and fiscal 2018 financial results. A copy of the press release is furnished with this report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

ITEM 7.01    REGULATION FD DISCLOSURE

On January 28, 2019, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.08 per share, payable on March 19, 2019, to stockholders of record on March 5, 2019.  The dividend payout will total approximately $5.4 million based on the current number of shares outstanding. The Company’s ability to pay regular quarterly dividends in the future could be affected by future business performance, liquidity, capital needs, alternative investment opportunities and debt covenants associated with its line of credit.

The information in Items 2.02 and 7.01 to this Current Report, including without limitation Exhibit 99.1, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by NIC Inc. dated January 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

Dated:	January 30, 2019	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer